Exhibit 99.2

Q/C Unaudited Condensed Consolidated Financial Statements

As of and for the Six Months Ended June 30, 2025

PART I - Financial Information

Item 1. Financial Statements.

TNF PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

June 30, 2025 and December 31, 2024

(unaudited)

	As of
	June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash	$207,553	$173,154
Marketable Securities	3,605,508	8,345,082
Prepaid expenses	1,339,503	893,730

Total Current Assets	5,152,564	9,411,966

Non-Current Assets
Lease Right-of-Use	-	10,579
Goodwill	10,498,539	10,498,539
Investment in Oravax Medical	1,500,000	1,500,000

Total Non-Current Assets	11,998,539	12,009,118

Total Assets	$17,151,103	$21,421,084

LIABILITIES
Current Liabilities
Trade and Other Payables	$2,677,150	$2,902,104
Due to MyMD FL Shareholders	29,982	29,982
Lease Liability	-	10,579
Dividends Payable	2,843,017	2,455,675
Derivative Liability	-	1,303,000

Total Current Liabilities	5,550,149	6,701,340

Total Liabilities	5,550,149	6,701,340

Commitments and Contingencies

Mezzanine Equity
Series F Convertible Preferred Stock, par value $0.001 and a stated value of $1,100 per share, 15,000 shares designated as of June 30, 2025 and December 31, 2024, respectively, 4,382 and 4,211 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively. Liquidation preference of $4,820,200 plus dividends at 10% per annum of $2,406,294 as of June 30, 2025	5,130,667	4,930,004
Series F Convertible Preferred Stock – Discount	-	-
Series F Convertible Preferred Stock – Derivative	-	-
Series F-1 Convertible Preferred Stock, par value $0.001 and a stated value of $1,000 per share, 5,050 shares designated as of June 30, 2025 and December 31, 2024; 2,065 and 4,747 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively. Liquidation preference of $2,065,000 plus dividends at 10% per annum of $236,880 as of June 30, 2025	2,065,426	4,744,101
Series F-1 Convertible Preferred Stock – Discount	(2,065,426)	(4,744,101)
Series G Convertible Preferred Stock, par value $0.001 and a stated value of $1,000 per share, 12,826,273 shares designated, as of June 30, 2025 and December 31, 2024, 8,737 and 8,884 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively. Liquidation preference of $8,737,000 plus dividends at 10% per annum of $199,843 as of June 30, 2025	8,737,000	8,884,000
Series G Convertible Preferred Stock – Discount	(7,544,000)	(8,884,000)

Total Mezzanine Equity	6,323,667	4,930,004

STOCKHOLDERS’ EQUITY
Preferred Stock, par value $0.001, 50,000,000 total preferred shares authorized
Series D Convertible Preferred Stock, $0.001 par value and a stated value of $0.01 per share, 211,353 shares designated as of June 30, 2025 and December 31, 2024, 72,992 shares issued and outstanding as of June 30, 2025 and December 31, 2024.	144,524	144,524
Common Stock, par value $0.001, 1,250,000,000 shares authorized, 29,383,743 and 3,363,603 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	29,384	3,364
Additional Paid in Capital	138,952,468	138,780,138
Accumulated Deficit	(133,849,089)	(129,138,286)

Total Stockholders’ Equity	5,277,287	9,789,740

Total Liabilities and Stockholders’ Equity	$17,151,103	$21,421,084

See accompanying notes to these unaudited condensed consolidated financial statements.

1

TNF PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Product Revenue	$-	$-	$-	$-
Product Cost of Sales	-	-	-	-
Gross Income	-	-	-	-

Administrative Expenses	894,297	1,020,312	1,735,982	2,088,632
Research and Development Expenses	873,472	401,104	2,418,985	1,600,042
Stock Based Compensation Expenses	104,854	439,627	189,490	956,992
Series F-1 Warrant Issuance Expenses	-	539,097	-	539,097
Series G Warrant Issuance Expenses	-	969,505	-	969,505

Loss from Operations	(1,872,623)	(3,369,645)	(4,344,457)	(6,154,268)

Other (Income)/Expenses
Interest and Dividend Income	(57,575)	(21,148)	(120,087)	(39,454)
(Gain)/Loss on Sale of Marketable Securities	-	75	(2,176)	(100)
Change in fair value of Marketable Securities	147	76	1,744	975
Change in fair value of Derivatives Liabilities	(19,000)	72,000	(1,303,000)	11,000
Change in fair value of Warrant Liabilities	-	(2,701,000)	-	4,393,000)
Loss on issuance of Series F-1 Convertible Preferred Stock	-	3,737,000	-	3,737,000
Loss on issuance of Series G Convertible Preferred Stock	-	5,109,000	-	5,109,000

Total Other (Income)/Expense	(76,428)	6,196,003)	(1,423,519)	13,211,421

Loss Before Income Tax	(1,796,195)	(9,565,648)	(2,920,938)	(19,365,689)

Income Tax Benefit	-	-	-	-

Net Loss	(1,796,195)	(9,565,648)	(2,920,938)	(19,365,689)

Preferred Stock Dividends	976,369	777,340	1,789,865	1,979,207

Net Loss Attributable to Common Stockholders	$(2,772,564)	$(10,342,988)	$(4,710,803)	$(21,344,896)

Basic and Diluted loss per common share	$(0.18)	$(4.54)	$(0.45)	$(9.58)

Weighted average basic and diluted common stock outstanding	15,698,856	2,275,699	10,552,848	2,228,218

See accompanying notes to these unaudited condensed consolidated financial statements.

2

TNF PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Changes in Stockholders Equity

For the Three and Six Months Ended June 30, 2025 and 2024

(unaudited)

	Series F Convertible		Series F-1 Convertible		Series G Convertible		Series D Convertible		Common Stock		Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock			Common Stock	Paid In	Accumulated	Total
	Shares	Series F	Shares	Series F-1	Shares	Series G	Shares	Series D	Shares	Par Value $0.001	Capital	Deficit	Equity
Balance at December 31, 2024	4,211	$4,930,004	4,747	$-	8,884	$-	72,992	$144,524	3,363,603	$3,364	$138,780,138	$(129,138,286)	9,789,740
Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,124,743)	(1,124,743)
Accelerated Conversion of 371 shares of Series F Convertible Preferred Stock	(371)	(434,903)		-	-	-	-	-	620,719	621	522,595	-	523,216
Accelerated Conversion of 2,001 shares of Series F-1 Convertible Preferred Stock	-	-	(2,001)	-	-	-	-		3,163,243	3,163	259,677	-	262,840
Conversion of 319 shares of Series G Convertible Preferred Stock	-	-	-	-	(319)	-	-		245,000	245	(245)	-	-
Issuance of Series G Convertible Preferred Stock	-	-	-	-	656	656,000	-	-	-	-	(31,284)	-	(31,284)
Preferred Stock Dividends	-	-	-	-	-	-	-	-	-	-	-	(813,496)	(813,496)
Stock based compensation - stock options	-	-	-	-	-	-	-	-	-	-	84,636	-	84,636
Balance at March 31, 2025	3,840	$4,495,101	2,746	$-	9,221	$656,000	72,992	$144,524	7,392,565	$7,393	$139,615,517	$(131,076,525)	$8,690,909
Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,796,195)	(1,796,195)
Accelerated Conversion of 24 shares of Series F Convertible Preferred Stock	(24)	(21,185)		-	-	-	-	-	316,803	317	47,791	-	48,108
Accelerated Conversion of 1,748 shares of Series F-1 Convertible Preferred Stock	-	-	(1,748)	-	-	-	-	-	17,605,987	17,605	186,318	-	203,923
Conversion of 1,021 shares of Series G Convertible Preferred Stock	-	-	-	-	(1,021)	-	-	-	4,068,388	4,069	(4,069)	-	-
Issuance of Series G Convertible Preferred Stock	-	-	-	-	537	537,000	-	-	-	-	(341,192)	-	(341,192)
True-up in conjunction with the 0Jun25 modifications	-	656,751	-	-	-	-	-	-	-	-	(656,751)	-	(656,751)
Shareholder request to reclassify a Series F share conversion to Series F-1	37	-	(60)	-	-	-	-	-	-	-	-	-	-
Reconciling adjustment to outstanding shares	529	-	1,127	-	-	-	-	-	-	-	-	-	-
Preferred Stock Dividends	-	-	-	-	-	-	-	-	-	-	-	(976,369)	(976,369)
Stock based compensation - stock options	-	-	-	-	-	-	-	-	-	-	104,854	-	104,854

Balance at June 30, 2025	4,382	$5,130,667	2,065	$-	8,737	$1,193,000	72,992	$144,524	29,383,743	$29,384	$138,952,468	$(133,849,089)	$5,277,287

	Series F Convertible		Series F-1 Convertible		Series G Convertible		Series D Convertible		Common Stock		Additional
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock			Common Stock	Paid In	Accumulated	Total
	Shares	Series F	Shares	Series F-1	Shares	Series G	Shares	Series D	Shares	Par Value$0.001	Capital	Deficit	Equity
Balance at December 31, 2023	6,633	$404,071	-	$-	-	$-	72,992	$144,524	2,018,857	$2,019	$114,200,096	$(101,977,067)	$12,369,572
Net loss	-	-	-	-	-	-	-	-	-	-	-	(9,800,041)	(9,800,041)
Issuance of common stock for vested restricted stock units	-	-	-	-	-	-	-	-	908	1	(1)	-	-
Redemption of 1,195 shares of Series F Convertible Preferred Stock	(1,195)	(73,472)	-	-	-	-	-	-	-	-	-	-	-
Accelerated Conversion of 2,041 shares of Series F Convertible Preferred Stock	(450)	(27,214)	-	-	-	-	-	-	137,867	138	91,425	-	91,563
Preferred Stock Dividends	-	-	-	-	-	-	-	-	-	-	-	(1,201,867)	(1,201,867)
Resclass of warranat liability upon warrant modification	-	-	-	-	-	-	-	-	-	-	7,961,000	-	7,961,000
Stock based compensation - stock options	-	-	-	-	-	-	-	-	-	-	517,365	-	517,365
Balance at March 31, 2024	4,988	$303,385	-	$-	-	$-	72,992	$144,524	2,157,632	$2,158	$122,769,885	$(112,978,975)	$9,937,592
Net loss	-	-	-	-	-	-	-	-	-	-	-	(9,565,648)	(9,565,648)
Issuance of 5,050 shares of Series F-1 Convertible Preferred Stock, net of discount and offering costs of $35,252	-	-	5,050	-	-	-	-	-	-	-	-	-	-
Issuance of 8,950 shares of Series G Convertible Preferred Stock, net of discount and offering costs of $48,559	-	-	-	-	8,950	-	-	-	-	-	-	-	-
Accelerated Conversion of 313 shares of Series F Convertible Preferred Stock	(313)	(18,897)	-	-	-	-	-	-	212,791	212	63,362	-	63,574
Preferred Stock Dividends	-	-	-	-	-	-	-	-	-	-	-	(777,340)	(777,340)
Stock based compensation - stock options	-	-	-	-	-	-	-	-	-	-	439,627	-	439,627
													-
Balance at June 30, 2024	4,675	$284,488	5,050	$-	8,950	$-	72,992	$144,524	2,370,423	$2,370	$123,272,874	$(123,321,963)	$97,805

See accompanying notes to these unaudited condensed consolidated financial statements.

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TNF PHARMACEUTICALS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended
	June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,920,938)	$(19,365,689)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) on sale of marketable securities	(2,176)	(100)
Change in fair value of marketable securities	1,744	975
Change in fair value of derivatives	(1,303,000)	11,000
Change in fair value of warrants	-	4,393,000
Loss on issuance of Series F-1 Convertible Preferred Stock	-	3,737,000
Loss on issuance of Series G Convertible Preferred Stock	-	5,109,000
Stock based compensation
Options issued to directors	110,168	345,056
Options issued to key employees	35,103	558,355
Options issued to non-employees	44,219	53,581
Change in assets and liabilities
Prepaid Expenses	(445,773)	(398,154)
Trade and Other Payables	(224,954)	900,295
Operating Leases	-	(1,481)
Deferred Compensation Payable	-	231,454
Net cash used by operating activities	(4,705,607)	(4,425,708)

Cash flows from investing activities:
Purchases of marketable securities	(5,919,540)	(12,539,455)
Proceeds from sale of marketable securities	10,659,546	2,250,360
Net cash provided by/(used in) investing activities	4,740,006	(10,289,095)

Cash flows from financing activities
Redemption of Series F Convertible Preferred Stock	-	(73,472)
Premium on Series F Convertible Preferred Stock	-	(68,104)
Dividends on Preferred Stock	-	(1,288,605)
Proceeds from issuance of Series F-1 Convertible Preferred Stock	-	5,050,000
Proceeds from the issuance of Series G Convertible Preferred Stock	-	8,950,000
Net cash provided by financing activities	-	12,569,819

Net decrease in cash	34,399	(2,144,984)
Cash at beginning of period	173,154	2,681,010
Cash at end of period	$207,553	$536,026

Supplemental cash flow information
Cash paid for:	$-	$-
Interest	$-	$-
Income Taxes	$-	$-

Supplemental Schedule of Non-Cash Financing and Investing Activities
Fair value of Series G Convertible Preferred Stock issued in-lieu of dividends	$1,193,000	$-
Issuance of common stock for redemptions of Series F Convertible Preferred Stock	$-	$155,137
Accrual of Series F Convertible Preferred Stock Dividend	$-	403,758
Accrual of Series F-1 Convertible Preferred Stock Dividend	$-	54,813
Accrual of Series G Convertible Preferred Stock Dividend	$-	97,145
Initial fair value of warrant liabilities pursuant to the issuance of Series F-1 Convertible Preferred Stock and Warrants	$-	$7,933,000
Initial fair value of derivative liabilities pursuant to the issuance of Series F-1 Convertible Preferred Stock and Warrants	$-	$854,000
Initial fair value of warrant liabilities pursuant to the issuance of Series G Convertible Preferred Stock and Warrants	$-	$14,059,000
Reclass of warrant liability upon warrant modification for the Series F Warrants	$-	$7,961,000

See accompanying notes to these unaudited condensed consolidated financial statements.

4

TNF PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 – Organization and Description of Business

TNF Pharmaceuticals, Inc. is a Delaware corporation (“TNF” or the “Company”) that was incorporated in New Jersey prior to the Reincorporation (as defined below). On July 22, 2024, the Company changed its name from MyMD Pharmaceuticals, Inc. to TNF Pharmaceuticals, Inc. by filing a certificate of amendment to its certificate of incorporation with the Secretary of State of Delaware. In addition, effective before the open of market trading on July 24, 2024, the Company’s common stock, par value $0.001 per share (“Common Stock”), ceased trading under the ticker symbol “MYMD” and began trading on the Nasdaq Stock Market under the ticker symbol “TNFA.”

These consolidated financial statements include two wholly owned subsidiaries as of June 30, 2025, Akers Acquisition Sub, Inc. and Bout Time Marketing Corporation (together, the “Company”). All material intercompany transactions have been eliminated in consolidation.

Isomyosamine (formerly known as MYMD-1) is an oral, next-generation TNF-α inhibitor with the potential to transform the way TNF-α based diseases are treated due to its selectivity and ability to cross the blood brain barrier. Its ease of oral dosing is a significant differentiator compared to currently available TNF-α inhibitors, all of which require delivery by injection or infusion. Isomyosamine has also been shown to selectively block TNF-α action where it is overactivated without preventing it from doing its normal job of responding to routine infection. Isomyosamine is doubly effective at inhibiting inflammation by blocking both TNF-a and IL-6 activity, whereas currently approved anti-TNF and anti-IL-6 treatments for rheumatoid arthritis (“RA”) can only target one or the other. In addition, in early clinical studies it has not been associated with serious side effects known to occur with traditional immunosuppressive therapies that treat inflammation.

At the Company’s annual meeting of stockholders held on July 31, 2023, the stockholders approved a plan to merge the Company with and into a newly formed wholly owned subsidiary, MyMD Pharmaceuticals, Inc., a Delaware corporation (“MyMD Delaware”), with MyMD Delaware being the surviving corporation, for the purpose of changing the Company’s state of incorporation from New Jersey to Delaware (the “Reincorporation”). The Reincorporation was effected as of March 4, 2024. In connection with the Reincorporation to Delaware, the par value of the Company’s Common Stock and preferred stock was changed to $0.001 per share.

Note 2 – Significant Accounting Policies

(a) Basis of Presentation

The condensed consolidated financial statements of the Company are prepared in U.S. Dollars and in accordance with accounting principles generally accepted in the United States of America (US GAAP).

The accompanying unaudited condensed financial statements have been prepared by the Company. These statements include all adjustments (consisting only of normal recurring adjustments) which management believes necessary for a fair presentation of the statements and have been prepared on a consistent basis using the accounting policies described in Note 2 Significant Accounting Policies included in the Notes to Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission on April 11, 2025 (the “2024 Annual Report”). Certain financial information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the accompanying disclosures are adequate to make the information presented not misleading. The Notes to Financial Statements included in the 2024 Annual Report should be read in conjunction with the accompanying interim financial statements. The interim operating results for the three and six months ended June 30, 2025 may not be necessarily indicative of the operating results expected for the full year or any future period.

(b) Use of Estimates and Judgments

The preparation of financial statements in conformity with US GAAP requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about significant areas of estimation, uncertainty and critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the financial statements is included in the following notes for recording the fair value of financial instruments, derivative financial instruments valuations, research and development expenses, impairment of intangible assets and the valuation of share-based payments.

(c) Functional and Presentation Currency

These condensed consolidated financial statements are presented in U.S. Dollars, which is the Company’s functional currency. All financial information has been rounded to the nearest dollar. Foreign Currency Transaction Gains or Losses, resulting from cash balances denominated in Foreign Currencies, are recorded in the Condensed Consolidated Statements of Comprehensive Loss.

5

(d) Comprehensive Income (Loss)

The Company follows Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 220 in reporting comprehensive income. Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). Since the Company has no items of other comprehensive income (loss), comprehensive loss is equal to net loss.

(e) Cash and Cash Equivalents

The Company considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal date or use, to be cash equivalents.

(f) Fair Value of Financial Instruments

Fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of and during the three and six months ended June 30, 2025. The carrying amounts of cash equivalents, accounts receivable, other current assets, other assets, accounts payable, and accrued expenses approximated their fair values as of June 30, 2025 due to their short-term nature. The fair value of the bifurcated embedded derivative related to the convertible preferred stock was estimated using a Monte Carlo simulation model, which uses as inputs the fair value of the Company’s Common Stock and estimates for the equity volatility and traded volume volatility of the Company’s Common Stock, the time to maturity of the convertible preferred stock, the risk-free interest rate for a period that approximates the time to maturity, dividend rate, a penalty dividend rate, and the probability of default. The fair value of the warrant liabilities was estimated using the Black Scholes Model which uses as inputs the following weighted average assumptions: dividend yield, expected term in years; equity volatility; and risk-free interest rate.

Fair Value Measurement

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company can access.

Level 2	Inputs to the valuation methodology include:

	●	quoted prices for similar assets or liabilities in active markets;
	●	quoted prices for identical or similar assets or liabilities in inactive markets;
	●	inputs other than quoted prices that are observable for the asset or liability;
	●	inputs that are derived principally from or corroborated by observable market data by correlation or other means

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Valuation techniques maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

6

(f) Fair Value of Financial Instruments, continued

The following is a description of the valuation methodologies used for assets measured at fair value as of June 30, 2025 and December 31, 2024.

Marketable Securities: Valued using quoted prices in active markets for identical assets.

	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Marketable securities at June 30, 2025	$3,605,508	$-	$-

Marketable securities at December 31, 2024	$8,345,081	$-	$-

Marketable securities are classified as available for sale and are valued at fair market value. Maturities of the securities are less than one year.

As of June 30, 2025 and December 31, 2024, the Company held certain mutual funds, which, under FASB ASC 321-10, were considered equity investments. As such, the change in fair value in the three months ended June 30, 2025 and 2024 were losses of $147 and $76, respectively. The change in fair value in the six months ended June 30, 2025 and 2024 were losses of $1,744 and $975, respectively.

Gains and losses resulting from the sales of marketable securities were losses of $0 and $75 for the three months ended June 30, 2025 and 2024, respectively.

Gains and losses resulting from the sales of marketable securities were gains of $2,176 and $100 for the six months ended June 30, 2025 and 2024, respectively.

Proceeds from the sales of marketable securities in the six months ended June 30, 2025 and 2024 were $10,659,546 and $2,250,360, respectively.

Fair Value on a Recurring Basis

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The estimated fair value of the warrant liabilities and bifurcated embedded derivatives represent Level 3 measurements. The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis as of June 30, 2025 and December 31, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		As of
Description	Level	June 30, 2025	December 31, 2024
Liabilities
Warrant Liabilities	3	$-	$-
Derivative Liabilities	3	$-	$1,303,000

The following table sets forth a summary of the change in the fair value of the warrant liabilities that is measured at fair value on a recurring basis for the six months ended June 30, 2025 and June 30, 2024, respectively:

Description	2025	2024
Balance on December 31, 2024 and 2023	$-	$867,000
Issuance of warrants reported at fair value	-	-
Change in fair value of warrant liabilities	-	7,094,000
Reclassification of warrant liability to equity upon warrant modification	-	(7,961,000)
Balance on March 31,	-	-
Issuance of warrants reported at fair value	-	21,992,000
Change in fair value of warrant liabilities	-	(2,701,000)
Balance on June 30,	$-	19,291,000

The following table sets forth a summary of the change in the fair value of the derivative liabilities that is measured at fair value on a recurring basis for the six months ended June 30, 2025 and June 30, 2024, respectively:

Description	2025	2024
Balance on December 31, 2024 and 2023	$1,303,000	$61,000
Issuance of derivatives reported at fair value	-	-
Changes in fair value of derivative liabilities	(1,284,000)	(61,000)
Balance on March 31,	19,000	-
Issuance of derivatives reported at fair value	-	854,000
Change in fair value of derivative liabilities	(19,000)	72,000
Balance on June 30,	$-	$926,000

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(g) Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” If liability accounting is required, the Company’s derivative instruments are recorded at fair value at the issuance date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within twelve (12) months of the balance sheet date.

The Company has determined that the Series F Warrants are derivatives that are required to be accounted for as liabilities. The Company has also determined that the following embedded features in the Series F Preferred Shares are not clearly and closely related to the debt host instrument; 1) make-whole interest upon a contingent redemption event; 2) make-whole interest upon a conversion event; 3) an installment redemption upon an Equity Conditions Failure (as defined in the Series F Certificate of Designations (as defined herein)); and 4) variable share-settled installment conversion and as such are bifurcated from the Series F Preferred Shares and accounted for as liabilities. The fair value of the Series F Warrants and embedded features are estimated using internal valuation models. The Company’s valuation models utilize inputs and other assumptions and may not be reflective of the price at which they can be settled.

The Company has determined that the Series F-1 Warrants are derivatives that are required to be accounted for as liabilities. The Company has also determined that the following embedded features in the Series F-1 Preferred Shares are not clearly and closely related to the debt host instrument: 1) make-whole interest upon a contingent redemption event; 2) make-whole interest upon a conversion event; 3) an installment redemption upon an Equity Conditions Failure (as defined in the Series F-1 Certificate of Designation); and 4) variable share-settled installment conversion and as such are bifurcated from the Series F-1 Preferred Shares and accounted for as liabilities. The fair value of the Series F-1 Warrants and embedded features are estimated using internal valuation models. The Company’s valuation models utilize inputs and other assumptions and may not be reflective of the price at which they can be settled.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Common Stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be liability classified and recorded at their initial fair value on the date of issuance and remeasured at fair value and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the Statements of Comprehensive Income (Loss).

Modification of warrants

The Company applies the guidance in ASC 815-40 to account for warrants that are liability classified that are subsequently modified resulting in a reclassification to equity. The warrants are remeasured at fair value on the modification date, the change in fair value is recognized as a non-cash gain or loss on the Statement of Comprehensive Income (Loss), and the warrants are reclassified to additional paid-in capital.

(h) Prepaid Expenses

Prepaid expenses represent expenses paid prior to the date that the related services are rendered or used are comprised principally of prepaid insurance and research and development expenses.

(i) Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions and accounts receivable. At times, the Company’s cash in banks exceeds the FDIC insurance limit. The Company has not experienced any loss because of these cash deposits. These cash balances are maintained with two banks as of June 30, 2025.

(j) Risk Management of Cash and Investments

It is the Company’s policy to minimize the Company’s capital resources to investment risks, prioritizing the preservation of capital over investment returns. Investments are maintained in securities, primarily publicly traded, short-term money market funds based on highly rated federal, state and corporate bonds, that minimize the risk to the Company’s capital resources and provide ready access to funds.

The Company’s investment portfolios are regularly monitored for risk and are held with one brokerage firm.

8

(k) Investments

Investments recorded using the cost method will be assessed for any decrease in value that has occurred that is other than temporary and the other than temporary decrease in value shall be recognized. As and when circumstances and facts change, the Company will evaluate the Company’s ability to significantly influence operational and financial policy to establish a basis for converting the investment accounted for using the cost method to the equity method of valuation in accordance with FASB ASC 323.

In accordance with FASB ASC 323, the Company recognizes investments in joint ventures based upon the Company’s ability to significantly influence the operational or financial policies of the joint venture. An objective judgment of the level of influence is made at the time of the investment based upon several factors including, but not limited to the following:

a)	Representation on the Board of Directors
b)	Participation in policy-making processes
c)	Material intra-entity transactions
d)	Interchange of management personnel
e)	Technological dependencies
f)	Extent of ownership and the ability to influence decision making based upon the makeup of other owners when the shareholder group is small.

The Company follows the equity method for valuating investments in joint ventures when the existence of significant influence over operational and financial policy has been established, as determined by management; otherwise, the Company will valuate these investments using the cost method.

In accordance with FASB ASC 321-10-35-2, the Company has elected to measure its investment in Oravax Medical, Inc. (“Oravax”) (Note 3) as an equity security without a readily determinable fair value. Under this election, an equity security without a readily available fair value is reflected at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. At each reporting period, the Company is required to make a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired. If deemed impaired, the Company is required to estimate the fair value of the investment and recognize an impairment loss equal to the difference between the fair value of the investment and its carry amount. As of June 30, 2025, the Company performed a qualitative assessment to evaluate whether the investment is impaired and determined that the investment was not impaired and thus no adjustment to fair market value was required as of June 30, 2024.

(l) Property, Plant and Equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Costs include expenditures that are directly attributable to the acquisition of the asset.

Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and are recognized within “other (income)/expense” in the Condensed Consolidated Statements of Comprehensive Loss.

Depreciation is recognized over the estimated useful lives of the property, plant and equipment. Leased assets are depreciated over the shorter of the lease term or their useful lives.

The estimated useful lives for the current and comparative periods are as follows:

Useful Life
(in years)
Plant and equipment	5-12
Furniture and fixtures	5-10
Computer equipment & software	3-5
Leasehold Improvements	Shorter of the remaining lease or estimated useful life

Depreciation methods, useful lives and residual values are reviewed at each reporting date.

(m) Intangible Assets

The Company’s long-lived intangible assets, other than goodwill, are assessed for impairment when events or circumstances indicate there may be an impairment. These assets were initially recorded at their estimated fair value at the time of acquisition and assets not acquired in acquisitions were recorded at historical cost. However, if their estimated fair value is less than the carrying amount, other intangible assets with indefinite lives are reduced to their estimated fair value through an impairment charge in the Condensed Consolidated Statements of Comprehensive Loss.

9

(m) Intangible Assets, continued

Patents and Trade Secrets

Propriety protection for the Company’s products, technology and process is important to its competitive position. As of June 30, 2025, the Company has 19 issued U.S. patents, 70 foreign patents, 4 foreign patent applications pending in such jurisdictions as Canada, China, Isreal, and Japan, which if issued are expected to expire between 2036 and 2041. Management intends to protect all other intellectual property (e.g. copyrights, trademarks, and trade secrets) using all legal remedies available to the Company.

The Company records expenses related to the application for and maintenance of patents as a component of research and development expenses on the Condensed Consolidated Statement of Comprehensive Loss.

Patent Costs

Patents may be purchased from third parties. The costs of acquiring the patent are capitalized as patent costs if it represents a future economic benefit to the Company. Once a patent is acquired it is amortized over its remaining useful life and assessed for impairment when necessary.

Other Intangible Assets

Other intangible assets that are acquired by the Company, which have definite useful lives, are measured at cost less accumulated amortization and accumulated impairment losses.

Amortization

Amortization is recognized on a straight-line basis over the estimated useful lives of intangible assets, other than goodwill, from the date that they are available for use. The estimated useful lives for the current and comparative periods are as follows:

Useful Life
(in years)
Patents and trademarks	12-17

(n) Goodwill

Goodwill is evaluated annually for impairment or whenever the Company identifies certain triggering events or circumstances that would more likely than not reduce the fair value below its carrying amount. Events or circumstances that might indicate an interim evaluation is warranted include, among other things, unexpected adverse business conditions, economic factors (for example, the loss of key personnel), supply costs, unanticipated competitive activities, and acts by governments and courts.

(o) Recoverability of Long-Lived Assets

In accordance with FASB ASC 360-10-35 “Impairment or Disposal of Long-lived Assets”, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable or that the useful lives of those assets are no longer appropriate. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.

The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the carrying amount of the assets. An impairment loss, if one exists, is then measured as the amount by which the carrying amount of the asset exceeds the discounted estimated future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value of such assets less costs to sell. Asset impairment charges are recorded to reduce the carrying amount of the long-lived asset that will be sold or disposed of to their estimated fair values. Charges for the asset impairment reduce the carrying amount of the long-lived assets to their estimated salvage value in connection with the decision to dispose of such assets.

(p) Right-of-Use Assets

The Company leased a facility in Baltimore, Maryland under an operating lease (“2021 Baltimore Lease”) with annual rentals of $52,800 to $56,016 plus certain operating expenses. The 2021 Baltimore Lease took effect on November 17, 2021, for a term of 12 months with automatic renewals unless sixty-day notice is provided. The initial term expired on November 30, 2022. The lease renewed effective December 1, 2022, for a term of 12 months with automatic renewals unless a sixty-day notice was provided. The 2021 Baltimore Lease was terminated by the lessor on April 30, 2024.

The Company leased a facility in Baltimore, Maryland under an operating lease (“2024 Baltimore Lease”) with annual rentals of $32,400 plus certain operating expenses. The 2024 Baltimore Lease took effect on May 1, 2024, for a term of 12 months with automatic renewals unless sixty-day notice was provided. On February 26, 2025, the Company provided notice of its intention not to renew the Baltimore Lease, effective April 30, 2025.

In accordance with FASB ASC, Topic 842, Leases (“ASC 842”), which increases transparency and comparability by recognizing a lessee’s rights and obligations resulting from leases by recording them on the balance sheet as lease assets and lease liabilities. The guidance requires the recognition of the right-of-use (“ROU”) assets and related operating and finance lease liabilities on the balance sheet.

The Company utilizes the package of practical expedients permitted within the standard, which allows an entity to forgo reassessing (i) whether a contract contains a lease, (ii) classification of leases, and (iii) whether capitalized costs associated with a lease meet the definition of initial direct costs. Also, the Company elected the expedient allowing an entity to use hindsight to determine the lease term and impairment of ROU assets and the expedient to allow the Company to not have to separate lease and non-lease components. The Company has also elected the short-term lease accounting policy under which the Company would not recognize a lease liability or ROU asset for any lease that at the commencement date has a lease term of twelve months or less and does not include a purchase option that the Company is more than reasonably certain to exercise.

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(p) Right-of-Use Assets, continued

For operating leases, the lease liability is initially and subsequently measured at the present value of the unpaid lease payments. The Company generally uses its incremental borrowing rate as the discount rate for leases, unless an interest rate is implicitly stated in the lease. The present value of the lease payments is calculated using the incremental borrowing rate for operating leases, which was determined using a portfolio approach based on the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The lease term for all the Company’s leases includes the non-cancellable period of the lease plus any additional periods covered by either a Company option to extend the lease that the Company is reasonably certain to exercise, or an option to extend the lease controlled by the lessor. All ROU assets are reviewed for impairment.

Lease expense for operating leases consists of the lease payments plus any initial direct costs and is recognized on a straight-line basis over the lease term.

The Company’s operating leases are comprised of the 2021 Baltimore Lease and the 2024 Baltimore Lease on the Condensed Consolidated Balance Sheets. The information related to these leases is presented below:

	As of June 30, 2025		As of December 31, 2024
	2024 Baltimore		2021 Baltimore	2024 Baltimore
Balance Sheet Location	Lease	Total	Lease	Lease	Total
Operating Lease
Lease Right of Use	$-	$-	$-	$10,579	$10,579
Lease Payable, current	-	-	-	10,579	10,579
Lease Payable - net of current	-	-	-	-	-

The following provides details of the Company’s lease expense:

	For the Three Months Ended June 30, 2025		For the Three Months Ended June 30, 2024
	2024 Baltimore		2021 Baltimore	2024 Baltimore
Lease Expenses	Lease	Total	Lease	Lease	Total
Operating Leases
Lease Costs	$2,700	$2,700	$4,668	$5,400	$10,068

	For the Six Months Ended June 30, 2025		For the Six Months Ended June 30, 2024
	2024 Baltimore		2021 Baltimore	2024 Baltimore
Lease Expenses	Lease	Total	Lease	Lease	Total
Operating Leases
Lease Costs	$10,800	$10,800	$18,672	$5,400	$24,072

Other information as of June 30, 2025 related to leases is presented below:

	2024 Baltimore
Other Information	Lease	Total
Operating Leases
Operating cash used	$10,800	$10,800
Average remaining lease term	-	-
Average discount rate	10.0%	10.0%

As of June 30, 2025, the annual minimum lease payments of the Company’s operating lease liabilities were $0.

(q) Income Taxes

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in the Company’s tax returns that do not meet these recognition and measurement standards. As of June 30, 2025 and December 31, 2024, no liability for unrecognized tax benefits was required to be reported.

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(q) Income Taxes, continued

There was no income tax benefit recorded for the losses for the three and six months ended June 30, 2025 and 2024 since management determined that the realization of the net deferred tax assets is not more likely than not to be realized and has recorded a full valuation allowance on the net deferred tax assets.

The Company’s policy for recording interest and penalties associated with tax audits is to record such items as a component of general and administrative expense. There were no amounts accrued for penalties and interest for the three and six months ended June 30, 2025 and 2024. The Company does not expect its uncertain tax position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

The Company files U.S. federal income tax returns and state income tax returns. Since the Company had losses in the past, all prior years that generated net operating loss carryforwards are open and subject to audit examination in relation to the net operating loss generated from those years.

(r) Basic and Diluted Earnings per Share of Common Stock

Basic earnings per Common Stock is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of Common Stock plus dilutive Common Stock equivalents outstanding during the period. Potential shares of Common Stock that would have the effect of increasing diluted earnings per share are considered anti-dilutive.

Diluted net loss per share is computed using the weighted average number of shares of Common Stock and dilutive potential Common Stock outstanding during the period.

As the Company reported a net loss for the three and six months ended June 30, 2025 and 2024, Common Stock equivalents were anti-dilutive.

For the three and six months ended June 30, 2025 and 2024, the following securities are excluded from the calculation of weighted average dilutive Common Stock because their inclusion would have been anti-dilutive.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Stock Options	281,504	85,226	281,504	85,226
Unvested Restricted Stock Units	48,334	48,668	48,334	48,668
Warrants to purchase Common Stock	234,930,021	23,895,139	234,930,021	23,895,139
Series C Convertible Preferred Stock Warrants	-	918	-	918
Series D Convertible Preferred Stock	1,217	1,217	1,217	1,217
Series F Convertible Preferred Stock	23,919,214	2,574,339	12,038,462	2,574,339
Series F-1 Convertible Preferred Stock	11,271,834	2,780,837	5,673,077	2,780,837
Series G Convertible Preferred Stock	47,691,048	4,928,414	24,002,747	4,928,414
Total potentially dilutive shares	318,143,172	34,314,758	276,975,362	34,314,758

(s) Stock-based Payments

The Company accounts for stock-based compensation under the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, “Compensation - Stock Compensation”, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. The Company estimates the fair value of stock-based awards on the date of grant using the Black-Scholes model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method. In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting (the “2018 Update”). The amendments in the 2018 Update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from non-employees. Prior to the 2018 Update, Topic 718 applied only to share-based transactions to employees. Consistent with the accounting requirement for employee share-based payment awards, nonemployee share-based payment awards within the scope of Topic 718 are measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied.

The Company has elected to account for forfeiture of stock-based awards as they occur.

(t) Research and Development Costs

In accordance with FASB ASC 730, research and development costs are expensed as incurred and consist of fees paid to third parties that conduct certain research and development activities on the Company’s behalf.

(u) Recently Issued Accounting Pronouncements

As of June 30, 2025 and for the three and six months then ended, there were no recently issued accounting pronouncements that had a material effect on the Company’s consolidated financial statements.

(v) Reclassifications

Certain reclassifications were made to the reported amounts in these condensed consolidated financial statements as of June 30, 2024 to conform to the presentation as of June 30, 2025.

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Note 3 – Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are issued.

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained a net loss attributable to common stockholders of $4,710,803, respectively, and negative cash flows from operations of $4,705,607 for the six months ended June 30, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next 12 months from the date of this Quarterly Report on Form 10-Q for the six months ended June 30, 2025, is dependent upon its ability to obtain additional capital financing. Through the date of this Quarterly Report on Form 10-Q, the Company has been primarily financed through the proceeds from the sale of preferred stock and Common Stock. In the event the Company does not complete a future offering of its preferred stock or Common Stock, the Company expects to seek additional funding through private equity or debt financings. The Company may not be able to obtain financing on acceptable terms, or at all. The issuance of additional equity would result in dilution to existing stockholders. If the Company is unable to obtain additional funds when they are needed or if such funds cannot be obtained on terms acceptable to the Company, the Company would be unable to execute upon the business plan or pay costs and expenses as they are incurred, which would have a material, adverse effect on the business, financial condition and results of operations. No assurance can be given that the Company will be successful in these efforts. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 – Stock-based Payments

Equity incentive Plans

2017 Stock Incentive Plan

On August 7, 2017, the Company’s stockholders approved, and the Company adopted the 2017 Stock Incentive Plan (“2017 Plan”). The 2017 Plan provides for the issuance of up to 118 shares of the Company’s Common Stock. As of June 30, 2025, grants of restricted stock and options to purchase 93 shares of Common Stock have been issued pursuant to the 2017 Plan, and 25 shares of Common Stock remain available for issuance.

2018 Stock Incentive Plan

On December 7, 2018, the Company’s stockholders approved, and the Company adopted the 2018 Stock Incentive Plan (“2018 Plan”). On August 27, 2020, the 2018 Plan was modified to increase the total authorized shares available for future issuance. The 2018 Plan, as amended, provides for the issuance of up to 18,670 shares of the Company’s Common Stock. As of June 30, 2025, grants of RSUs and restricted stock to purchase 8,769 shares of Common Stock have been issued pursuant to the 2018 Plan, and 9,901 shares of Common Stock remain available for issuance.

2021 Stock Incentive Plan

On April 15, 2021, the Company’s stockholders approved, and the Company adopted the 2021 Stock Incentive Plan, (as amended the “2021 Plan”). The 2021 Plan provides for the issuance of up to 2,500,000 shares of the Company’s Common Stock. As of June 30, 2025, grants of RSUs and stock options to purchase 331,649 shares of Common Stock have been issued pursuant to the 2021 Plan, and 2,168,351 shares of Common Stock remain available for issuance.

Stock Options

The following table summarizes the activities for the Company’s stock options for the six months ended June 30, 2025:

				Weighted
				Average
		Weighted	Weighted	Remaining
	Number	Average	Average	Contractual	Aggregate
	of	Exercise	Grant Date	Term	Intrinsic
	Shares	Price	Fair Value	(years)	Value
Balance at December 31, 2024	59,838	$49.03	$45.97	7.98	$-
Granted	225,000	0.18	0.18	9.80	-
Exercised	-	-	-	-	-
Forfeited	(3,334)	24.30	23.10	8.69	-
Canceled/Expired	-	-	-	-	-
Balance June 30, 2025	281,504	10.28	9.64	9.33	$-
Exercisable as of June 30, 2025	281,504	10.28	9.64	9.33	$-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing stock price of $0.123 for the Company’s Common Stock on June 30, 2025 and the closing stock price of $1.15 for the Company’s Common Stock on December 31, 2024.

During the three months ended June 30, 2025 and 2024, the Company recognized stock option expenses totaling $104,854 and $439,627, respectively. During the six months ended June 30, 2025 and 2024, the Company recognized stock option expenses totaling $189,490 and $956,992, respectively.

The unamortized stock option expenses as of June 30, 2025 totaled $0.

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Restricted Stock Units

On October 14, 2021, the Compensation Committee of the Board of Directors approved grants totaling 93,169 Restricted Stock Units to the Company’s six directors and seven key employees. Each RSU had a grant date fair value of $242.70 which will be amortized upon vesting into administrative expenses within the Consolidated Statement of Comprehensive Loss. Such RSUs were granted under the 2021 Plan. Vesting of each RSU is:

●	One-third (33%) of each RSU will vest when the Company’s market capitalization is equal to or greater than $500,000,000 for at least ten trading days during any twenty (20) consecutive trading day period ending on or after December 15, 2021 and the fair market value of the Common Stock equals or exceeds $150.00 during such trading day period.

●	One-third (33%) of each RSU will vest when the Company’s market capitalization is equal to or greater than $750,000,000 for at least ten trading days during any twenty (20) consecutive trading day period ending on or after December 15, 2021 and the fair market value of the Common Stock equals or exceeds $150.00 during such trading day period.

●	The remaining awarded units will vest when the Company’s market capitalization is equal to or greater than $1,000,000,000 for at least ten trading days during any twenty (20) consecutive trading day period ending on or after December 15, 2021 and the fair market value of the Common Stock equals or exceeds $150.00 during such trading day period.

●	In the event that (i) a change in control occurs or (ii) the participant incurs a termination of service by the Company without cause or due to the participant’s death or total and permanent disability, then all unvested units shall become vested units immediately upon the occurrence of such event.

As of June 30, 2025, none of the vesting milestones have been met.

During the three and six months ended June 30, 2024, the Company converted 908 vested RSUs issued in September 2020 to a member of the Board of Directors into 908 shares of Common Stock. Expenses related to these RSUs had been recognized by pre-merger Akers Biosciences, Inc. in 2021 and prior years.

The following is the status of outstanding unvested RSUs outstanding as of June 30, 2025 and the changes for the three months ended June 30, 2025:

Weighted
Average
	Number of	Grant Date
	RSUs	Fair Value
Balance at December 31, 2024	48,334	$242.70
Granted	-	-
Vested	-	-
Forfeited	-	-
Canceled/Expired	-	-
Balance at June 30, 2025	48,334	$242.70

As of June 30, 2025, the unamortized value of the RSUs was $11,730,660.

Note 5 – Equity

Authorized Capital Stock

On July 24, 2024, the Company’s stockholders approved the adoption of the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 16,666,666 to 250,000,000 (“Authorized Share Increase Amendment”) and to make a corresponding change to the number of authorized shares of capital stock. On July 25, 2024, the Company filed the Authorized Share Increase Amendment with the Secretary of State of Delaware (the “Secretary of State”). On June 17, 2024, the Company filed a Certificate of Amendment to the Series G Certificate of Designations with the Secretary of State to increase the number of authorized shares of Series G Preferred Stock from 8,950 to 12,826,273.

At the Company’s annual meeting of stockholders, held on June 3, 2025, which was reconvened from May 20, 2025, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation (the “Share Increase Amendment”) to increase the number of authorized shares of Common Stock from 250,000,000 shares to 1,250,000,000 and to make a corresponding change to the number of authorized shares of the Company’s capital stock. Following the 2025 annual meeting, on June 6, 2025, the Company filed the Share Increase Amendment with the Secretary of State of the State of Delaware.

As of June 30, 2025, the Company’s authorized capital stock consisted of 1,300,000,000 shares, of which 1,250,000,000 are shares of Common Stock, and 50,000,000 are shares of preferred stock, $0.001 par value per share, 1,990,000 of which have been designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”), 211,353 of which have been designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”), 100,000 of which have been designated as Series E Junior Participating Preferred Stock, 15,000 of which have been designated as Series F Preferred Shares, 5,050 of which have been designated as Series F-1 Convertible Preferred Stock and 12,826,273 of which have been designated as Series G Preferred Stock.

As of June 30, 2025 and December 31, 2024, there were 29,383,743 and 3,363,603 shares of Common Stock issued and outstanding, respectively. There were 72,992 shares and 72,992 shares of Series D Preferred Stock issued and outstanding as of June 30, 2025 and December 31, 2024, respectively. There were 4,382 and 4,474 Series F Preferred Shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively. There were 2,065 and 4,847 shares of Series F-1 Preferred Stock issued and outstanding as of June 30, 2025 and December 31, 2024, respectively. There were 8,787 and 8,884 shares of Series G Preferred Stock issued and outstanding as of June 30, 2025 and December 31, 2024, respectively. There were no shares of Series C Convertible Preferred Stock or Series E Junior Participating Preferred Stock issued and outstanding as of June 30, 2025 and December 31, 2024.

Preferred Stock

The holders of preferred shares or preferred warrants are entitled to vote per share, as limited by the certificate of designation for each class of preferred shares or warrants, at meetings of the Company.

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Series D Convertible Preferred Stock

The following are the principal terms of the Series D Preferred Stock:

Rank

The Series D Preferred Stock ranks (1) on parity with Common Stock on an “as converted” basis, (2) senior to any series of the Company’s capital stock hereafter created specifically ranking by its terms junior to the Series D Preferred Stock, (3) on parity with any series of the Company’s capital stock hereafter created specifically ranking by its terms on parity with the Series D Preferred Stock, and (4) junior to any series of the Company’s capital stock hereafter created specifically ranking by its terms senior to the Series D Preferred Stock in each case, as to dividends or distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntary or involuntary.

Conversion Rights

A holder of Series D Preferred Stock is entitled at any time to convert any whole or partial number of shares of Series D Preferred Stock into shares of the Company’s Common Stock, determined by dividing the stated value equal to $0.01 by the conversion price of $0.01 per share. A holder of Series D Preferred Stock is prohibited from converting Series D Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s Common Stock then issued and outstanding (with such ownership restriction referred to as the “Series D Beneficial Ownership Limitation”) immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. The conversion rate of the Series D Preferred Stock is subject to proportionate adjustments for stock splits, reverse stock splits and similar events, but is not subject to adjustment based on price anti-dilution provisions.

Dividend Rights

In addition to stock dividends or distributions for which proportionate adjustments will be made, holders of Series D Preferred Stock are entitled to receive dividends on shares of Series D Preferred Stock equal, on an as-if-converted-to-common-stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends are payable on shares of Series D Preferred Stock.

Voting Rights

Subject to the Series D Beneficial Ownership Limitation, on any matter presented to the Company’s stockholders for their action or consideration at any meeting of the Company’s stockholders (or by written consent of stockholders in lieu of a meeting), each holder, in its capacity as such, shall be entitled to cast the number of votes equal to the number of whole shares of the Company’s Common Stock into which the Series D Preferred Stock beneficially owned by such holder are convertible as of the record date for determining stockholders entitled to vote on or consent to such matter (taking into account all Series D Preferred Stock beneficially owned by such holder). Except as otherwise required by law or by the other provisions of the Certificate of Designation of Series D Convertible Preferred Stock (the “Series D Certificate of Designation”), the holders of Series D Preferred Stock, in their capacity as such, shall vote together with the holders of the Company’s Common Stock and any other class or series of stock entitled to vote thereon as a single class.

Liquidation Rights

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series D Preferred Stock are entitled to receive, pari passu with the holders of Common Stock, out of the assets available for distribution to stockholders an amount equal to such amount per share as would have been payable had all shares of Series D Preferred Stock been converted into Common Stock immediately before such liquidation, dissolution or winding up, without giving effect to any limitation on conversion as a result of the Series D Beneficial Ownership Limitation, as described above.

Exchange Listing

Series D Preferred Stock is not listed on the Nasdaq, any national securities exchange or other nationally recognized trading system. The Company’s Common Stock issuable upon conversion of the Series D Preferred Stock is listed on the Nasdaq under the symbol “TNFA”.

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Failure to Deliver Conversion Shares

If the Company fails to timely deliver shares of Common Stock upon conversion of the Series D Preferred Stock (the “Series D Conversion Shares”) within the time period specified in the Series D Certificate of Designation (within two trading days after delivery of the notice of conversion, or any shorter standard settlement period in effect with respect to trading market on the date notice is delivered), then the Company is obligated to pay to the holder, as liquidated damages, an amount equal to $25 per trading day (increasing to $50 per trading day on the third trading day and $100 per trading day on the sixth trading day) for each $5,000 of stated value of Series D Preferred Stock being converted which are not timely delivered. If the Company makes such liquidated damages payments, the Company is also not obligated to make Series D Buy-In (as defined below) payments with respect to the same Series D Conversion Shares.

Compensation for Series D Buy-In on Failure to Timely Deliver Shares

If the Company fails to timely deliver the Series D Conversion Shares to the holder, and if after the required delivery date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder or its brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the Series D Conversion Shares which the holder anticipated receiving upon such conversion or exercise (a “Series D Buy-In”), then the Company is obligated to (A) pay in cash to such holder (in addition to any other remedies available to or elected by such holder) the amount, if any, by which (x) such holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of Series D Conversion Shares that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such holder, either reissue (if surrendered) the shares of Series D Preferred Stock equal to the number of shares of Series D Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such holder the number of Series D Conversion Shares that would have been issued if the Company had timely complied with its delivery requirements.

As of June 30, 2025 and December 31, 2024, the Company had 72,992 shares of Series D Convertible Preferred Stock outstanding which represent 1,217 underlying shares of the Company’s Common Stock.

Series F Convertible Preferred Stock

On February 21, 2023, the Company entered into a Securities Purchase Agreement (the “Series F Purchase Agreement”) with certain accredited investors (the “Series F Investors”), pursuant to which it agreed to sell to the Investors (i) an aggregate of 15,000 shares of the Company’s newly-designated Series F convertible preferred stock (the “Series F Preferred Shares”) with a stated value of $1,000 per share, initially convertible into up to 6,651,885 shares (pre-split) of the Company’s Common Stock at an initial conversion price of $2.255 per share (the “Series F Conversion Price”), subject to adjustment, and (ii) warrants to acquire up to an aggregate of 6,651,885 shares (pre-split) of the Company’s Common Stock, subject to adjustment (the “Series F Warrants”) (collectively, the “February 2023 Offering”). The Series F Preferred Shares became convertible upon issuance into Common Stock (the “Series F Conversion Shares”) at the election of the holder at any time at an initial conversion price of $2.255. The Series F Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series F Conversion Price (subject to certain exceptions).

Following the Reverse Stock Split, (i) the conversion price of the Series F Preferred Shares was adjusted to $3.18 per share pursuant to the terms of the Certificate of Designations of Series F Convertible Preferred Stock, which was subsequently amended and restated by the filing of the Amended and Restated Certificate of Designations of Series F Convertible Preferred Stock, effective April 8, 2024 (as amended and restated, the “Series F Certificate of Designations”) and (ii) the exercise price of the Series F Warrants was adjusted to $3.18 per share and the number of shares of Common Stock issuable upon exercise of the Series F Warrants was adjusted proportionately to 4,716,904 shares pursuant to the terms of the Series F Warrants. In connection with the Private Placements (as defined herein), (i) the conversion price of the Series F Preferred Shares was further adjusted to $1.816 per share pursuant to the full ratchet anti-dilution provisions contained in the Series F Certificate of Designations and, (ii) the exercise price of the Series F Warrants was further adjusted to $1.816 per share and the number of shares of Common Stock issuable upon exercise of the Series F warrants was adjusted proportionally to 8,259,911 shares pursuant to the full ratchet anti-dilution provisions contained in the Series F Warrants. On April 17, 2025, in connection with the issuance of stock options to certain officers of the Company and pursuant to the full ratchet anti-dilution provisions contained in the Series F Certificate of Designations and Series F Warrants, (i) the Series F Conversion Price was adjusted to $0.1832 per share and, (ii) the Series F Exercise Price was equal to $0.1832 per share and the number of shares of Common Stock issuable upon exercise of the Series F Warrants was adjusted proportionally.

Prior to the Series F Certificate of Amendment (as defined below), the Company was initially required to redeem the Series F Preferred Shares in 12 equal monthly installments, commencing on July 1, 2023. The amortization payments due upon such redemption are payable, at the Company’s election, in cash, or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Series F Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Series F Common Stock during the thirty trading day period immediately prior to the date the amortization payment is due or (B) a “Floor Price” of $6.60 on a post-split basis (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) or, in any case, such lower amount as permitted, from time to time, by the Nasdaq Stock Market.

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On April 5, 2024, the Company entered into an Omnibus Waiver and Amendment (the “Omnibus Agreement”) with the Required Holders (as defined in the Series F Certificate of Designations). Pursuant to the Omnibus Agreement, the Required Holders agreed (i) to defer payment of the monthly installment amounts due on March 1, 2024, and April 1, 2024 (the “Installments”), under Section 9(a) of the Series F Certificate of Designations, until May 1, 2024, and (ii) to waive any breach or violation of the Series F Purchase Agreement, the Series F Certificate of Designations, or the Series F Warrants resulting from missing the Installments. The Company may require holders to convert their Series F Preferred Shares into shares of Common Stock if the closing price of the Common Stock exceeds $6.765 per share (as adjusted for the Reverse Stock Split) (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 20 consecutive trading days and the daily dollar trading volume of the Common Stock exceeds $3,000,000 per day during the same period and certain equity conditions described in the Series F Certificate of Designations are satisfied.

On May 20, 2024, the Company entered into an Omnibus Waiver, Consent, Notice and Amendment (the “Series F Agreement”) with the Required Holders (as defined in the Series F Certificate of Designations). Pursuant to the Series F Agreement, the Required Holders agreed to (i) amend the Series F Purchase Agreement to amend certain terms relating to purchase rights thereunder, (ii) waive certain rights under the Series F Purchase Agreement and Series F Certificate of Designations in respect of the issuance of the Company’s Series F-1 Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share (“Series F-1 Preferred Stock”), the Company’s Series G Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share (“Series G Preferred Stock”), and entrance by the Company into the Purchase Agreements (as defined herein), (iii) waive the requirement that the Company reserve for issuance a sufficient number of shares of Common Stock as required by the Series F Certificate of Designations, the Series F Purchase Agreement and Series F Warrants, until such time as the Company obtains the Stockholder Approval (as defined herein), and (iv) consent to the issuance of the Series F-1 Preferred Stock and Series G Preferred Stock as required pursuant to certain terms of the Series F Certificate of Designations, the Series F Purchase Agreement and the Series F Warrants, as applicable. The Company and the Required Holders further agreed pursuant to the Series F Agreement, to amend the Series F Certificate of Designations by filing a Certificate of Amendment to the Series F Certificate of Designations (the “Series F Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Series F Certificate of Amendment amends the Series F Certificate of Designations to (i) extend the maturity date to December 31, 2024, (ii) permit and modify certain procedures related to the payment of installment amounts with respect to the Installment Dates (as defined in the Series F Certificate of Designations) falling between (and including) July 1, 2024, and (and including) August 1, 2024, thereunder, and (iii) modify the schedule of Installment Dates.

On April 8, 2025, the Company entered into an Omnibus Amendment Agreement (“April 2025 Amendment Agreement”) with the Required Holders (as defined in the Series F Certificate of Designations and Series F-1 Certificate of Designations), pursuant to which, the Required Holders agreed to amend (i) the Series F-1 Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F-1 Certificate of Designations with the Secretary of State of the State of Delaware (the “April 2025 Series F-1 Certificate of Amendment”), (ii) the Series F Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F Certificate of Designations with the Secretary of State of the State of Delaware (the “April 2025 Series F Certificate of Amendment”), (iii) the Series F-1 Purchase Agreement, to amend the definition of “Excluded Securities” such that the definition includes the issuance of Common Stock issued after the date of the Series F-1 Purchase Agreement pursuant to an Approved Stock Plan (as defined in the Series F-1 Purchase Agreement), which in the aggregate does not exceed more than 2% of the shares of Common Stock issued and outstanding as of the date of such issuance (the “Excluded Securities Modification”), and (iv) to amend the term of the Series F-1 Short-Term Warrants to be five years from the date of issuance. In addition, in consideration of the foregoing, the Company agreed to reduce the size of the board of directors of the Company to no more than six directors, no later than the Company’s 2025 annual meeting of stockholders.

The April 2025 Series F Certificate of Amendment amends the Series F Certificate of Designations to (A) (i) extend the maturity date to June 30, 2025, and (ii) modify the schedule of Installment Dates (as defined in the Series F Certificate of Designations), in each case, effective as of December 31, 2024, and (B) subject to obtaining the approval of the Company’s stockholders, effective January 1, 2025, increase the aggregate Stated Value of the Series F Preferred Shares outstanding to an amount equal to 110% of the aggregate Stated Value of the Series F Preferred Shares outstanding. The April 2025 Series F Certificate of Amendment was filed with the Secretary of State of the State of Delaware, effective as of April 8, 2025.

On August 19, 2025, the Company entered into an Omnibus Amendment Agreement (“August 2025 Amendment Agreement”) with the Required Holders (as defined in the Series F Certificate of Designations and Series F-1 Certificate of Designations), pursuant to which, the Required Holders agreed to amend (i) the Series F-1 Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F-1 Certificate of Designations with the Secretary of State of the State of Delaware (the “August 2025 Series F-1 Certificate of Amendment”), (ii) the Series F Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F Certificate of Designations with the Secretary of State of the State of Delaware (the “August 2025 Series F Certificate of Amendment”), and (iii) to amend the term of the Series F Warrants and Series F-1 Warrants such that such warrants have a term expiring on August 15, 2030. In addition, in consideration of the foregoing, the Required Holder is entitled to nominate one director to the board of directors, provided that such nomination shall be approved by the Company’s Nominating and Governance Committee, which approval shall not be unreasonably withheld.

The August 2025 Series F Certificate of Amendment amends the Series F Certificate of Designations to (A) (i) extend the maturity date to December 31, 2025, and (ii) modify the schedule of Installment Dates (as defined in the Series F Certificate of Designations), in each case, effective as of June 30, 2025. The August 2025 Series F-1 Certificate of Amendment amends the Series F-1 Certificate of Designations to (A) (i) extend the maturity date to December 31, 2025, and (ii) modify the schedule of Installment Dates (as defined in the Series F Certificate of Designations), in each case, effective as of June 30, 2025.

The Series F Preferred Shares are classified in temporary equity as the holder of the Series F Preferred Shares have the right to require the Company to redeem for cash all or any portion of each such holder’s shares upon the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an eligible trading market for a period of five (5) consecutive trading days. The Series F Preferred Shares are not unconditionally redeemable and are only conditionally puttable at the holder’s option upon this trading suspension or failure. This would not be considered to be within the Company’s control.

The Series F Preferred Shares were determined to be more akin to a debt-like host than an equity-like host. The Company identified the following embedded features that are not clearly and closely related to the debt host instrument: 1) make-whole interest upon a contingent redemption event, 2) make-whole interest upon a conversion event, 3) an installment redemption upon an Equity Conditions Failure (as defined in the Series F Certificate of Designations), and 4) variable share-settled installment conversion. These features were bundled together, assigned probabilities of being affected and measured at fair value. Subsequent changes in fair value of these features are recognized in the Consolidated Statements of Comprehensive Loss. The Company estimated at issuance the $3,149,800 fair value of the bifurcated embedded derivative using a Monte Carlo simulation model, with the following inputs; the fair value of the Company’s Common Stock of $1.90 on the issuance date, estimated equity volatility of 120.0%, estimated traded volume volatility of 190.0%, the time to maturity of 1.35 years, a discounted market interest rate of 6.8%, dividend rate of 10.0%, a penalty dividend rate of 15.0%, and probability of default of 0.5%. The fair value of the bifurcated derivative liabilities was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative.

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The discount to the fair value is included as a reduction to the carrying value of the Series F Preferred Shares. The Company recorded a total discount of $14,087,111 upon issuance of the Series F Preferred Shares, which was comprised of the issuance date fair value of the associated embedded derivative of $3,149,800, stock issuance costs of $314,311 and the fair value of the Series F Warrants of $10,623,000.

During the three months ended June 30, 2025 and 2024, the Company recorded gains of $0 and $0, respectively, related to the change in fair value of the derivative liabilities which is recorded in other income (expense) on the Condensed Consolidated Statements of Comprehensive Loss. During the six months ended June 30, 2025 and 2024, the Company recorded gains of $0 and $0, respectively, related to the change in fair value of the derivative liabilities which is recorded in other income (expense) on the Condensed Consolidated Statements of Comprehensive Loss. The Company estimated the $0 fair value of the bifurcated embedded derivative at June 30, 2025 using a Monte Carlo simulation model, with the following inputs; the fair value of the Company’s Common Stock of $5,112,000 on the valuation date, estimated equity volatility of 125.0%, estimated traded volume volatility of 345.0%, the time to maturity of 0.50 years, a discounted market interest rate of 5.40%, dividend rate of 10.0%, a penalty dividend rate of 15.0%, and probability of default of 4.40%.

The following are the principal terms of the Series F Preferred Shares:

Dividends

The holders of the Series F Preferred Shares are entitled to dividends of 10.0% per annum, compounded monthly, which are payable in cash or shares of Common Stock at the Company’s option, in accordance with the terms of the Series F Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series F Certificate of Designations), Series F Preferred Shares will accrue dividends at the rate of 15.0% per annum. Upon conversion or redemption, the holders of Series F Preferred Shares are also entitled to receive a dividend make-whole payment. During the three ended June 30, 2025 and 2024, the Company recorded dividends totaling $309,437 and $625,382, respectively, which are reported as Preferred Stock Dividends on the Consolidated Statements of Comprehensive Loss. During the six months ended June 30, 2025 and 2024, the Company recorded dividends totaling $920,723 and $1,827,249, respectively, which are reported as Preferred Stock Dividends on the Consolidated Statements of Comprehensive Loss.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each holder of the Series F Preferred Shares shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount per share of Series F Preferred Shares equal to the greater of (A) 125% of the stated value of such share of Series F Preferred Shares (plus any applicable make-whole amount, unpaid late charge or other applicable amount) on the date of such payment and (B) the amount per share such holder would receive if such holder converted such share of Series F Preferred Shares into Common Stock immediately prior to the date of such payment. All shares of capital stock of the Company shall be junior in rank to all Series F Preferred Shares with respect to the preferences as to payments upon liquidation.

Series F-1 Preferred Stock

On May 20, 2024, the Company entered into a Securities Purchase Agreement (the “Series F-1 Purchase Agreement”) with certain accredited investors (the “Series F-1 Investors”) pursuant to which it agreed to sell to the Series F-1 Investors (i) an aggregate of 5,050 shares of the Company’s newly-designated Series F-1 Preferred Stock, initially convertible into up to 2,780,839 shares of Common Stock at a conversion price of $1.816 per share (the “Series F-1 Conversion Shares”), (ii) short-term warrants to acquire up to an aggregate of 2,780,839 shares of Common Stock (the “Series F-1 Short-Term Warrants”) at an exercise price of $1.816 per share, and (iii) long-term warrants to acquire up to an aggregate of 2,780,839 shares of Common Stock (the “Series F-1 Long-Term Warrants,” and collectively with the Series F-1 Short-Term Warrants, the “Series F-1 Warrants”) at an exercise price of $1.816 per share (collectively, the “Series F-1 Private Placement”). The closing of the Series F-1 Private Placement occurred on May 23, 2024 (the “Series F-1 Closing Date”). The Series F-1 Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series F-1 Conversion Price (subject to certain exceptions).

On April 17, 2025, in connection with the issuance of stock options to certain officers of the Company and pursuant to the full ratchet anti-dilution provisions contained in the Series F Certificate of Designations and Series F Warrants, (i) the Series F Conversion Price was adjusted to $0.1832 per share and, (ii) the Series F Exercise Price was equal to $0.1832 per share and the number of shares of Common Stock issuable upon exercise of the Series F Warrants was adjusted proportionally.

The Company initially is required to redeem the Series F-1 Preferred Stock in equal monthly installments, commencing on December 1, 2024. The amortization payments due upon such redemption are payable, at the Company’s election, in cash at 105% of the applicable Installment Redemption Amount (as defined in the Series F-1 Certificate of Designations), or subject to certain limitations, in shares of Common Stock valued at the lower of (i) the Series F-1 Conversion Price then in effect and (ii) the greater of (A) 80% of the average of the three lowest closing prices of the Company’s Common Stock during the thirty consecutive trading day period ending and including the trading day immediately prior to the date the amortization payment is due or (B) $0.364, which is 20% of the “Minimum Price” (as defined in Nasdaq Stock Market Rule 5635) on the date in which the Series F-1 Stockholder Approval (as defined herein) was obtained or, in any case, such lower amount as permitted, from time to time, by the Nasdaq Capital Market, and, in each case, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events, which amortization amounts are subject to certain adjustments as set forth in the Series F-1 Certificate of Designations (the “Series F-1 Floor Price”).

On April 8, 2025, the Company entered into the April 2025 Amendment Agreement with the Required Holders (as defined in the Series F Certificate of Designations and Series F-1 Certificate of Designations), pursuant to which, the Required Holders agreed to amend (i) the Series F-1 Certificate of Designations, as described below, by filing the April 2025 Series F-1 Certificate of Amendment with the Secretary of State of the State of Delaware, (ii) the Series F Certificate of Designations, as described below, by filing the April 2025 Series F Certificate of Amendment, (iii) the Series F-1 Purchase Agreement, to amend the definition of “Excluded Securities” such that the definition includes the issuance of common stock issued after the date of the Seres F-1 Purchase Agreement pursuant to an Approved Stock Plan (as defined in the Series F-1 Purchase Agreement), which in the aggregate does not exceed more than 2% of the shares of common stock issued and outstanding as of the date of such issuance, and (iv) to amend the term of the Series F-1 Short-Term Warrants to be five years from the date of issuance. In addition, in consideration of the foregoing, the Company agreed to reduce the size of the board of directors of the Company to no more than six directors, no later than the Company’s 2025 annual meeting of stockholders.

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The April 2025 Series F-1 Certificate of Amendment amends the Series F-1 Certificate of Designations to amend the definition of “Excluded Securities” substantially similar to the Excluded Securities Modification. The April 2025 Series F-1 Certificate of Amendment was filed with the Secretary of State of the State of Delaware, effective as of April 8, 2025.

On August 19, 2025, the Company entered the August 2025 Amendment Agreement with the Required Holders (as defined in the Series F Certificate of Designations and Series F-1 Certificate of Designations), pursuant to which, the Required Holders agreed to amend (i) the Series F-1 Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F-1 Certificate of Designations with the Secretary of State of the State of Delaware, (ii) the Series F Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F Certificate of Designations with the Secretary of State of the State of Delaware, and (iii) to amend the term of the Series F Warrants and Series F-1 Warrants such that such warrants have a term expiring on August 15, 2030. In addition, in consideration of the foregoing, the Required Holder is entitled to nominate one director to the board of directors, provided that such nomination shall be approved by the Company’s Nominating and Governance Committee, which approval shall not be unreasonably withheld.

The August 2025 Series F Certificate of Amendment amends the Series F Certificate of Designations to (A) (i) extend the maturity date to December 31, 2025, and (ii) modify the schedule of Installment Dates (as defined in the Series F Certificate of Designations), in each case, effective as of June 30, 2025. The August 2025 Series F-1 Certificate of Amendment amends the Series F-1 Certificate of Designations to (A) (i) extend the maturity date to December 31, 2025, and (ii) modify the schedule of Installment Dates (as defined in the Series F Certificate of Designations), in each case, effective as of June 30, 2025.

The shares of Series F-1 Preferred Stock are classified as temporary equity as the holders of the Series F-1 Preferred Stock have the right to require the Company to redeem for cash all or any portion of each such holder’s shares upon the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an eligible trading market for a period of five (5) consecutive trading days. The Series F-1 Preferred Stock is not unconditionally redeemable and is only conditionally puttable at the holder’s option upon this trading suspension or failure. This would not be considered to be within the Company’s control.

The estimated fair value of the Series F-1 Preferred Stock on the issuance date of approximately $9.3 million, was determined utilizing Monte Carlo simulations. The estimated aggregate fair value of the Series F-1 Warrants of approximately $7.9 million was determined utilizing the Black Scholes Model. The aggregate fair value of the Series F-1 Warrants exceeds the aggregate gross proceeds from the transaction as the Series F-1 Warrants were issued below fair market value of the Company’s Common stock. Further, the fair value of the derivative liability related to the Series F-1 Preferred Stock was determined to be approximately $0.9 million on the date of issuance.

The approximately $5.1 million stock discount (contra-Preferred Stock) resulting from (i) approximately $4.2 million related to the difference between the gross proceeds and the allocated residual fair value of the Series F-1 Preferred Stock (i.e., $0), and (ii) approximately $0.9 million related to the stock derivative at issuance, is accounted for as a reduction to the carrying value of the Series F-1 Preferred Shares and will be accreted from the issuance date to maturity in accordance with ASC 480-10-S99-3A as redemption is deemed probable pursuant to the Installment Redemption terms of the Series F-1 Certificate of Designations.

During the three months ended June 30, 2025 and 2024, the Company recorded a gain of $19,000 and a loss of $72,000, respectively, related to the change in fair value of the derivative liabilities, which is recorded in other income (expense) on the Consolidated Statements of Comprehensive Loss. During the six months ended June 30, 2025 and 2024, the Company recorded a gain of $1,303,000 and a loss of $11,000, respectively, related to the change in fair value of the derivative liabilities, which is recorded in other income (expense) on the Consolidated Statements of Comprehensive Loss. The Company estimated the $2,180,000 fair value of the bifurcated embedded derivative at June 30, 2025, using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s Common Stock of $0.12 on the valuation date, estimated equity volatility of 125.0%, estimated traded volume volatility of 345.0%, the time to maturity of 0.50 years, a discounted market interest rate of 4.287%, dividend rate of 10.0%, a penalty dividend rate of 15.0%, and probability of default of 4.40%.

The following are the principal terms of the Series F-1 Preferred Stock:

Dividends

The holders of the Series F-1 Preferred Stock are entitled to dividends of 10% per annum, compounded monthly, which are payable in arrears monthly in cash or shares of Common Stock at the Company’s option, in accordance with the terms of the Series F-1 Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series F-1 Certificate of Designations), the Series F-1 Preferred Stock will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Series F-1 Preferred Stock are also entitled to receive a dividend make-whole payment. During the three months ended June 30, 2025 and 2024, the Company recorded dividends totaling $212,339 and $54,813, respectively, which are reported as Preferred Stock Dividends on the Consolidated Statements of Comprehensive Loss. During the six months ended June 30, 2025 and 2024, the Company recorded dividends totaling $407,807 and $54,813, respectively, which are reported as Preferred Stock Dividends on the Consolidated Statements of Comprehensive Loss.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each holder of shares of the Series F-1 Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount per share of Series F-1 Preferred Stock equal to the greater of (A) 125% of the stated value of such share of Series F-1 Preferred Stock (plus any applicable make-whole amount, unpaid late charge or other applicable amount) on the date of such payment and (B) the amount per share such holder would receive if such holder converted such share of Series F-1 Preferred Stock into Common Stock immediately prior to the date of such payment. All shares of capital stock of the Company shall be junior in rank to all shares of Series F-1 Preferred Stock with respect to the preferences as to payments upon liquidation.

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Series G Preferred Stock

On May 20, 2024, the Company entered into a Securities Purchase Agreement (the “Series G Purchase Agreement” and collectively with the Series F-1 Purchase Agreement, each a “Purchase Agreement” and collectively, the “Purchase Agreements”) with certain accredited investors (the “Series G Investors” and collectively with the Series F-1 Investors, the “Investors”), with certain accredited investors (the “Series G Investors”), pursuant to which it agreed to sell to the Series G Investors (i) an aggregate of 8,950 shares of the Company’s newly-designated Series G Preferred Stock, initially convertible into up to 4,928,416 shares of the Company’s Common Stock, at a conversion price of $1.816 per share (ii) short-term warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock (the “Series G Short-Term Warrants”) at an exercise price of $1.816 per share, and (iii) long-term warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock (the “Series G Long-Term Warrants,” and collectively with the Series G Short-Term Warrants, the “Series G Warrants”) at an exercise price of $1.816 per share (collectively, the “Series G Private Placement” and collectively with the Series F-1 Private Placement, each a “Private Placement” and collectively, the “Private Placements”). The closing of the Series G Private Placement occurred on May 23, 2024 (the “Series G Closing Date” and collectively with the Series F-1 Closing Date, the “Closing Date”). The Series G Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Series G Conversion Price (subject to certain exceptions).

On April 17, 2025, in connection with the issuance of stock options to certain officers of the Company, (i) the Series G Conversion Price was equal to $0.1832 per share due to the full ratchet anti-dilution provisions contained in the Series G Certificate of Designations and, (ii) the exercise price of the Series G Warrants was equal to $0.1832 per share and the number of shares of Common Stock issuable upon exercise of the Series G Short Term Warrants was equal to 48,853,711 shares and the number of shares of Common Stock issuable upon exercise of the Series G Long Warrants was equal to 48,853,711 shares, in each case, pursuant to the full ratchet anti-dilution provisions contained in the Series G Warrants.

At any time after the issuance date of the Series G Preferred Shares, the Company has the option to redeem in cash all or any portion of the shares of Series G Preferred Shares then outstanding at a premium upon notice by the Company to all holders of the Series G Preferred Shares.

The holders of the Series G Preferred Shares will be entitled to dividends of 10% per annum, compounded monthly, which will be payable in arrears monthly, at the holder’s options, (i) in cash, (ii) “in kind” in the form of additional shares of Series G Preferred Shares (the “PIK Shares”), or (iii) in a combination thereof, in each case, in accordance with the terms of the Certificate of Designations of the Series G Preferred Shares (the “Series G Certificate of Designations”). Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series G Certificate of Designations), the Series G Preferred Stock will accrue dividends at the rate of 15% per annum. Upon conversion or redemption, the holders of the Series G Preferred Shares are also entitled to receive a dividend make-whole payment. The holders of the Series G Preferred Shares will be entitled to vote with holders of the Common Stock on as as-converted basis, with the number of votes to which each holder of Series G Preferred Share is entitled to be calculated assuming a conversion price of $2.253 per share, which was the Minimum Price (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) applicable immediately before the execution and delivery of the Series G Purchase Agreement, subject to certain beneficial ownership limitations as set forth in the Series G Certificate of Designations. During the three months ended June 30, 2025 and 2024, the Company recorded dividends totaling $228,626 and $97,145, respectively, which are reported as Preferred Stock Dividends on the Consolidated Statements of Comprehensive Loss. During the six months ended June 30, 2025 and 2024, the Company recorded dividends totaling $461,336 and $97,145, respectively, which are reported as Preferred Stock Dividends on the Consolidated Statements of Comprehensive Loss.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make dividend make-whole payments using shares of Common Stock is subject to certain limitations set forth in the Series G Certificate of Designations. Further, the Series G Certificate of Designations contains a certain beneficial ownership limitation, which applies to each Series G Investor, other than PharmaCyte Biotech, Inc., after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series G Preferred Shares or as part of any dividend make-whole payment under the Series G Certificate of Designations.

On June 17, 2024, the Company entered into an Amendment Agreement (the “Series G Amendment”) with the Required Holders (as defined in the Series G Certificate of Designations). Pursuant to the Series G Amendment, the Required Holders agreed to amend the Series G Certificate of Designations by filing a Certificate of Amendment (“Series G Certificate of Amendment”) to the Series G Certificate of Designations with the Secretary of State of the State of Delaware (the “Secretary of State”) to increase the number of authorized shares of Series G Preferred Stock from 8,950 to 12,826,273, in order to authorize a sufficient number of shares of Series G Preferred Stock for the payment of PIK Shares. On June 17, 2024, the Company filed the Series G Certificate of Amendment with the Secretary of State, thereby amending the Series G Certificate of Designations. The Series G Certificate of Amendment became effective with the Secretary of State upon filing.

The shares Series G Preferred Stock are classified as temporary equity as the holders of the Series G Preferred Stock have the right to require the Company to redeem for cash all or any portion of each such holder’s shares upon the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an eligible trading market for a period of five (5) consecutive trading days. The Series G Preferred Stock is not unconditionally redeemable and is only conditionally puttable at the holder’s option upon this trading suspension or failure. This would not be considered to be within the Company’s control.

The estimated fair value of the Series G Preferred Stock on the issuance date of approximately $22.3 million, was determined utilizing Monte Carlo simulations. The estimated aggregate fair value of the Series G Warrants of approximately $14.1 million was determined utilizing the Black Scholes Model. The aggregate fair value of the Series G Warrants exceeds the aggregate gross proceeds from the transaction as the Series G Warrants were issued below fair market value of the Company’s Common stock.

The approximately $9.0 million stock discount (contra-Preferred Stock) resulting from the difference between the gross proceeds and the allocated residual fair value of the Series G Preferred Stock (i.e. $0) is accounted for as a reduction to the carrying value of the Series G Preferred Stock and is not accreted until redemption becomes probable in accordance with ASC 480-10-S99-3A.

Since the fair value of the liabilities required to be subsequently measured at fair value exceeds the net proceeds received, the excess of the fair value over the net proceeds received is recognized as a loss in earnings. As such, the Company recognized a loss on the issuance of preferred stock of approximately $5.1 million.

On August 8, 2024, the Company entered into an Amendment Agreement (the “August Series G Amendment”) with the Required Holders (as defined in the Series G Certificate of Designations). Pursuant to the August Series G Amendment, the Required Holders agreed to amend the Series G Certificate of Designations by filing a Certificate of Amendment (“August Series G Certificate of Amendment”) to the Series G Certificate of Designations with the Secretary of State to adjust the calculation of the PIK Shares. On August 8, 2024, the Company filed the August Series G Certificate of Amendment with the Secretary of State, thereby amending the Series G Certificate of Designations. The August Series G Certificate of Amendment became effective with the Secretary of State upon filing.

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The following are the principal terms of the Series G Preferred Stock:

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each holder of shares of the Series G Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount per share of Series G Preferred Stock equal to the greater of (A) 125% of the stated value of such share of Series G Preferred Stock (plus any applicable make-whole amount, unpaid late charge or other applicable amount) on the date of such payment and (B) the amount per share such holder would receive if such holder converted such share of Series G Preferred Stock into Common Stock immediately prior to the date of such payment. All shares of capital stock of the Company shall be junior in rank to all shares of Series G Preferred Stock with respect to the preferences as to payments upon liquidation.

Common Stock

The holders of Common Stock are entitled to one vote per share at meetings of stockholders of the Company.

As of June 30, 2025, the Company had 29,383,743 shares of Common Stock issued and outstanding.

During the three and six months ended June 30, 2025, the Company issued 316,803 and 937,522 shares of Common Stock, respectively, in connection with Installment Conversions (as defined in the Series F Certificate of Designation). During the three and six months ended June 30, 2025, the Company issued 0 shares of Common Stock for make-whole adjustments for the Series F Preferred Shares. During the three and six months ended June 30, 2025, the Company issued 17,605,987 and 20,769,230 shares of Common Stock, respectively, in connection with Installment Conversions. During the three and six months ended June 30, 2025, the Company issued 0 shares of Common Stock for make-whole adjustments for the Series F-1 Preferred Stock. During the three and six months ended June 30, 2025, the Company issued and 4,068,388 and 4,313,388 shares of Common Stock, respectively, for conversions of Series G Preferred Stock.

Common Stock Warrants

The table below summarizes the warrant activity for the six months ended June 30, 2025:

		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Warrants	Price	Term (years)	Value
Balance at December 31, 2024	33,293,640	$2.18	2.81	$-
Issued	-	-	-	-
Warrant Modification
Warrants issued February 23, 2023 and May 23, 2024	(33,076,922)	1.30	2.70	-
Warrant modification April 17, 2025	234,716,152	0.1832	4.62	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Canceled/Expired	-	-	-	-
Balance at June 30, 2025	234,930,021	0.30	4.56	$-
Exercisable as of June 30, 2025	234,930,021	0.30	4.56	$-

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing stock price of $0.123 for the Company’s Common Stock on June 30, 2025 and the closing stock price of $1.15 for the Company’s Common Stock on December 31, 2024. All warrants were vested on date of grant.

On April 17, 2025, in connection with the issuance of Stock Options, (i) the Series F Conversion Price, Series F-1 Conversion Price and Series G Conversion Price was adjusted to $0.1832 per share pursuant to the full ratchet anti-dilution provisions contained in the applicable Certificate of Designations and, (ii) the Series F Exercise Price, the Series F-1 Conversion Price and Series G Exercise Price was adjusted to $0.1832 per share and the number of shares of Common Stock issuable upon exercise of such warrants was adjusted proportionally pursuant to the full ratchet anti-dilution provisions contained in the applicable warrants.

Series F Common Stock Warrants

Pursuant to the February 2023 Offering, the Company issued to investors the Series F Warrants to purchase 4,716,904 shares of Common Stock, with an initial exercise price of $3.18 per share, which, as of June 30, 2025, was adjusted to $0.1832 per share and the number of shares of Common Stock issuable upon exercise of the Series F warrants was adjusted proportionally to 81,877,728 shares pursuant to the full ratchet anti-dilution provisions contained in the Series F Warrants in connection with the issuance of shares of Common Stock upon conversion of the Series F-1 Preferred Shares (the “Series F Exercise Price”), for a period of five years from the date of issuance. The Series F Exercise Price and the number of shares issuable upon exercise of the Series F Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). Upon any such price-based adjustment to the exercise price, the number of shares issuable upon exercise of the Series F Warrants will be increased proportionately.

The Series F Warrants were initially accounted for as liabilities based on the following analysis:

The Series F Warrants were determined to be within the scope of ASC 480-10 as they are puttable to the Company at Holders’ election upon the occurrence of a Fundamental Transaction (as defined in the agreements). As such, the Company recorded the Series F Warrants as a liability at fair value with subsequent changes in fair value recognized in earnings. The Company utilized the Black Scholes Model to calculate the value of these warrants. The fair value of the Series F Warrants of $10,623,000 was estimated at the date of issuance using the following weighted average assumptions: dividend yield 0%; term of 5.0 years; equity volatility of 125.0%; and a risk-free interest rate of 4.09%.

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Transaction costs incurred attributable to the issuance of the Series F Warrants of $762,834 were immediately expensed in accordance with ASC 480.

During the three months ended March 31, 2024, the Company recorded a loss of $7,094,000 related to the change in fair value of the Series F Warrant liabilities through the March 31, 2024 reclassification of Series F Warrant liabilities to equity, which is recorded in other income (expense) on the Consolidated Statements of Comprehensive Loss (see below). The fair value of the Series F Warrants of $7,961,000 was estimated at March 31, 2024, utilizing the Black Scholes Model using the following weighted average assumptions: dividend yield 0%; remaining term of 3.90 years; equity volatility of 110.0%; and a risk-free interest rate of 4.31%.

On May 14, 2024, the Company entered into an Amendment (the “Series F Warrant Amendment”) with the Series F Investors in the February 2023 Offering, effective as of March 31, 2024. The Series F Warrant Amendment modified certain terms of the Series F Warrants relating to the rights of the holders of the Series F Warrants to provide that, in the event of a Fundamental Transaction (as defined in the Series F Warrants) that is not within the Company’s control, including the Fundamental Transaction not being approved by the Company’s Board of Directors, the holder of the Series F Warrant shall only be entitled to receive from the Company or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of such Series F Warrant, that is being offered and paid to the holders of the Company’s common stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the successor entity (which such successor entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. The modification resulted in the reclassification of the Series F Warrants to be considered equity classified as they were no longer in the scope of ASC 815. In accordance with ASC 815-40, the Company remeasured the Series F Warrant liabilities at $7,961,000 fair value as of March 31, 2024, the effective date of the modification, and recognized the $7,094,000 loss on the change in fair value and reclassified the $7,961,000 fair value of the Series F Warrants to additional paid-in capital as of March 31, 2024.

Series F-1 Warrants

Pursuant to the Series F-1 Private Placement, the Company issued to investors (i) the Series F-1 Long-Term Warrants to purchase 2,780,839 shares of Common Stock, with an initial exercise price of $1.816 per share (subject to adjustment), for a period of five years from the date of issuance and (ii) the Series F-1 Short-Term Warrants to purchase 2,780,839 shares of Common Stock, with an initial exercise price of $1.816 per share (subject to adjustment), for a period of eighteen months from the date of issuance. The exercise price of the Series F-1 Warrants and the number of shares issuable upon exercise of the Series F-1 Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). Upon any such price-based adjustment to the exercise price, the number of shares issuable upon exercise of the Series F-1 Warrants will be increased proportionately. On April 17, 2025, the Series F-1 Exercise Price was adjusted to $0.1832 per share pursuant to the full ratchet anti-dilution provisions contained in the Series F-1 Warrants.

Pursuant to the April 2025 Amendment Agreement, the Series F-1 Short-Term Warrants were extended to expire five years from the date of issuance.

On August 16, 2024, the Company entered into (i) an Amendment (the “Series F-1 Long Term Warrant Amendment”) with the Series F-1 Investors, effective as of June 30, 2024 relating to the Series F-1 Long Term Warrants, and (ii) an Amendment (the “Series F-1 Short Term Warrant Amendment” and, together with the Series F-1 Long Term Warrant Amendment, the “Series F-1 Warrant Amendments”) with the Series F-1 Investors, effective as of June 30, 2024 relating to the Series F-1 Short Term Warrants. The Series F-1 Warrant Amendments modified certain terms of the Series F-1 Warrants relating to the rights of the holders of the Series F-1 Warrants to provide that, in the event of a Fundamental Transaction (as defined in the Series F-1 Warrants) that is not within the Company’s control, including the Fundamental Transaction not being approved by the Company’s Board of Directors, the holder of the Series F-1 Warrant shall only be entitled to receive from the Company or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of such Series F-1 Warrant, that is being offered and paid to the holders of the Company’s Common Stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the successor entity (which such successor entity may be the Company following such Fundamental Transaction). Additionally, the Series F-1 Warrant Amendments amend the definition of Black Scholes Value related to the volatility input which is now an expected volatility equal to the 30 day volatility, obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the earliest to occur of (1) the public disclosure of the applicable Fundamental Transaction and (2) the date of a holder’s request. The modification resulted in the reclassification of the Series F-1 Warrants to be considered equity classified as they were no longer in the scope of ASC 815. In accordance with ASC 815-40, the Company remeasured the Series F-1 Warrants at fair value as of July 25, 2024 ($6,965,000), and recognized the $6,000 change in fair value as a non-cash loss and reclassified the Series F-1 Warrants to additional paid-in capital as of July 25, 2024.

The Series F-1 Preferred Shares were determined to be more akin to a debt-like host than an equity-like host. The Company identified the following embedded features that are not clearly and closely related to the debt host instrument: 1) make-whole interest upon a contingent redemption event, 2) make-whole interest upon a conversion event, 3) an installment redemption upon an Equity Conditions Failure (as defined in the Series F-1 Certificate of Designations), and 4) variable share-settled installment conversion. These features were bundled together, assigned probabilities of being affected and measured at fair value. Subsequent changes in fair value of these features are recognized in the Consolidated Statements of Comprehensive Loss. The Company estimated at issuance the $3,149,800 fair value of the bifurcated embedded derivative using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s Common Stock of $1.90 on the issuance date, estimated equity volatility of 120.0%, estimated traded volume volatility of 190.0%, the time to maturity of 1.35 years, a discounted market interest rate of 6.8%, dividend rate of 10.0%, a penalty dividend rate of 15.0%, and probability of default of 0.5%. The fair value of the bifurcated derivative liabilities was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative.

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Series G Warrants

The Series G Preferred Shares were determined to be more akin to a debt-like host than an equity-like host. The Company identified the following embedded features that are not clearly and closely related to the debt host instrument: 1) make-whole interest upon a contingent redemption event, 2) make-whole interest upon a conversion event, 3) an installment redemption upon an Equity Conditions Failure (as defined in the Series G Certificate of Designations), and 4) variable share-settled installment conversion. These features were bundled together, assigned probabilities of being affected and measured at fair value. Subsequent changes in fair value of these features are recognized in the Consolidated Statements of Comprehensive Loss. The Company estimated at issuance the $3,149,800 fair value of the bifurcated embedded derivative using a Monte Carlo simulation model, with the following inputs: the fair value of the Company’s Common Stock of $1.90 on the issuance date, estimated equity volatility of 120.0%, estimated traded volume volatility of 190.0%, the time to maturity of 1.35 years, a discounted market interest rate of 6.8%, dividend rate of 10.0%, a penalty dividend rate of 15.0%, and probability of default of 0.5%. The fair value of the bifurcated derivative liabilities was estimated utilizing the with and without method which uses the probability weighted difference between the scenarios with the derivative and the plain vanilla maturity scenario without a derivative.

Pursuant to the Series G Private Placement, the Company issued to investors (i) the Series G Long-Term Warrants to purchase 4,928,416 shares of Common Stock, with an initial exercise price of $1.816 per share (subject to adjustment), for a period of five years from the date of issuance and (ii) the Series G Short-Term Warrants to purchase 4,928,416 shares of Common Stock, with an initial exercise price of $1.816 per share (subject to adjustment), for a period of eighteen months from the date of issuance.

The exercise price of the Series G Warrants and the number of shares issuable upon exercise of the Series G Warrants are subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). Upon any such price-based adjustment to the exercise price, the number of shares issuable upon exercise of the Series G Warrants will be increased proportionately.

On August 16, 2024, the Company entered into (i) an Amendment (the “Series G Long Term Warrant Amendment”) with the Series G Investors, effective as of June 30, 2024, relating to the Series G Long Term Warrants, and (ii) an Amendment (the “Series G Short Term Warrant Amendment” and, together with the Series G Long Term Warrant Amendment, the “Series G Warrant Amendments”) with the Series G Investors, effective as of June 30, 2024, relating to the Series G Short Term Warrants. The Series G Warrant Amendments modified certain terms of the Series G Warrants relating to the rights of the holders of the Series G Warrants to provide that, in the event of a Fundamental Transaction (as defined in the Series G Warrants) that is not within the Company’s control, including the Fundamental Transaction not being approved by the Company’s Board of Directors, the holder of the Series G Warrant shall only be entitled to receive from the Company or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value (as defined in the Series G Warrants) of the unexercised portion of such Series G Warrant, that is being offered and paid to the holders of the Company’s Common Stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the successor entity (which such successor entity may be the Company following such Fundamental Transaction). Additionally, the Series G Warrant Amendments amend the definition of Black Scholes Value related to the volatility input which is now an expected volatility equal to the 60 day volatility, obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the earliest to occur of (1) the public disclosure of the applicable Fundamental Transaction and (2) the date of a holder’s request. The modification resulted in the reclassification of the Series G Warrants to be considered equity classified as they were no longer in the scope of ASC 815. In accordance with ASC 815-40, the Company remeasured the Series G Warrants at fair value as of July 25, 2024 ($12,343,000) and recognized the $11,000 change in fair value as a non-cash loss and reclassified the Series G Warrants to additional paid-in capital as of July 25, 2024.

Note 6 – Commitments and Contingencies

Nasdaq Letter

On March 17, 2025, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of the Company’s Common Stock for the 30 consecutive business days between January 30, 2025, to March 14, 2025, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until September 15, 2025 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). In order to regain compliance with Nasdaq’s minimum bid price requirement, the Company’s Common Stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Compliance Period. In the event the Company does not regain compliance by the end of the Compliance Period, the Company may be eligible for an additional 180 calendar days to regain compliance. There can be no assurance that the Company will be eligible for the additional 180 calendar day compliance period, if applicable, or that the Nasdaq staff would grant the Company’s request for continued listing subsequent to any delisting notification. In the event of such a notification, the Company may appeal the Nasdaq staff’s determination to delist its securities.

Litigation and Settlements

Raymond Akers Actions

On April 14, 2021, Raymond F. Akers, Jr., Ph.D. filed a lawsuit against the Company (f/k/a Akers Biosciences, Inc.) in the Superior Court of New Jersey, Law Division, Gloucester County (the “First Raymond Akers Action”). Dr. Akers asserts one common law whistleblower retaliation claim against the Company.

On September 23, 2021, the Court granted the Company’s Motion to Dismiss Plaintiff’s Amended Complaint and dismissed Plaintiff’s Amended Complaint. The Court indicated that Dr. Akers is “free to file another complaint, however, tort-based ‘Pierce’ allegations, and/or CEPA claims are barred by the statute of limitations.”

On March 1, 2022, Dr. Akers filed a second action against the Company in the Superior Court of New Jersey, Law Division, Gloucester County (the “Second Raymond Akers Action”) again asserting one common law whistleblower retaliation claim against the Company. The Company believes that the Second Raymond Akers Action was filed against the Court’s specific admonition that Plaintiff does not attempt to circumvent the statute of limitations.

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On May 27, 2022, the Court granted-in-part and denied-in-part the Company’s Motion to Dismiss Plaintiff’s Complaint. The Court reaffirmed the ruling in the First Raymond Akers Action that any tort-based Pierce claims are time-barred. However, the Court denied the Motion as it pertained to Plaintiff’s contract-based Pierce claim and “Repayment of Monies Owed” claim. On July 29, 2022, the Company filed its Answer, which included affirmative defenses. As of June 30, 2025, the Second Raymond Akers Action is in the discovery phase.

All legal fees incurred were expensed as and when incurred. While no assurance can be provided, the Company does not believe that the current litigation will have a material impact on its financial condition or results of operations.

Note 7 – Related Parties

SRQ Patent Holdings and SRQ Patent Holdings II

The Company is a party to two Amended and Restated Confirmatory Patent Assignment and Royalty Agreements, both dated November 11, 2020, with SRQ Patent Holdings and SRQ Patent Holdings II, under which the Company (or its successor) is obligated to pay to SRQ Patent Holdings or SRQ Patent Holdings II (or its designees) certain royalties on product sales or other revenue received on products that incorporate or are covered by the intellectual property that was assigned to the Company. The royalty is equal to 8% of the net sales price on product sales and, without duplication, 8% of milestone revenue or sublicense compensation. SRQ Patent Holdings and SRQ Patent Holdings II are affiliates of Mr. Jonnie Williams, Sr., a former significant stockholder. No revenue has been received subject to these agreements for the three and six months ended June 30, 2025 and 2024.

MIRA Pharmaceuticals Limited License Agreement

The Company is a party to an Amended and Restated Limited License Agreement, dated June 27, 2022 and amended on April 20, 2023, with MIRA Pharmaceuticals, Inc. (Nasdaq: MIRA), under which the parties agreed to share technical information and know-how pertaining to the synthetic manufacture and formulation of the parties’ respective Supera-CBD™ and MIRA1a™ product candidates. The Company, which holds patent rights to MIRA1a™ in 22 foreign countries, was granted a perpetual, non-exclusive, royalty-free license to use improvements to MIRA1a™ made under the agreement, and MIRA was granted a limited, perpetual, worldwide, non-exclusive, royalty-free license to use Supera-CBD™ as a synthetic intermediate in the manufacture of MIRA1a™.

Series G Preferred Stock Issuance

On May 20, 2024, the Company entered into the Series G Purchase Agreement with the Series G Investors, including PharmaCyte Biotech, Inc. (“Pharmacyte”), pursuant to which it agreed to sell to the Series G Investors (i) an aggregate of 8,950 Series G Preferred Stock, initially convertible into up to 4,928,416 shares of the Company’s Common Stock, at a conversion price of $1.816 per share (ii) Series G Short-Term Warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock at an exercise price of $1.816 per share, and (iii) Series G Long-Term Warrants acquire up to an aggregate of 4,928,416 shares of Common Stock at an exercise price of $1.816 per share, for aggregate gross proceeds equaling approximately $8.9 million. The interim Chief Executive Officer, President and Director of PharmaCyte, Joshua Silverman, serves as the Company’s Chairman of the Board.

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Note 8 – Employee Benefit Plan

The Company maintains a defined contribution benefit plan under section 401(k) of the Internal Revenue Code covering substantially all qualified employees of the Company (the “401(k) Plan”). Under the 401(k) Plan, the Company matches 100% up to a 3% contribution, and 50% over a 3% contribution, up to a maximum of 5%.

The Company made matching contributions to the 401(k) Plan during the three and six months ended June 30, 2025 of $2,272 and $4,229, respectively.

The Company made matching contributions to the 401(k) Plan during the three and six months ended June 30, 2024 of $4,615 and $10,673, respectively.

Note 9—Patent Assignment and Royalty Agreement

In November 2016, the Company entered into an agreement with the holders of certain intellectual property relating to the Company’s current product candidate. Under the terms of the agreement, the counterparty assigned its rights and interest in certain patents to the Company in exchange for future royalty payments based on a fixed percentage of future revenues, as defined. The agreement is effective until the later of (1) the date of expiration of the assigned patents or (2) the date of expiration of the last strategic partnership or licensing agreement including the assigned patents. No revenue has been received subject to this agreement for the three and six months ended June 30, 2025 and 2024.

Note 10—Subsequent Events

On July 2, 2025, subsequent to the end of the reporting period, the United States Congress enacted the Taxpayer Fairness and Growth Act of 2025, which includes significant amendments to the Internal Revenue Code. Key provisions include:

●	A reduction in the federal corporate income tax rate from 21% to 19%, effective for tax years beginning after January 1, 2026;
●	Limitations on the deductibility of certain interest and R&D expenses;
●	Modifications to the foreign-derived intangible income (“FDII “) and global intangible low-taxed income (“GILTI”) regimes.

The Company is currently evaluating the impact of the legislation on its consolidated financial statements, including deferred tax assets and liabilities. Because the enactment occurred after the end of the reporting period and before issuance of these financial statements, the effects have not been recognized in the accompanying condensed consolidated financial statements as of and for the period ended June 30, 2025, consistent with ASC 740 and ASC 855.

The Company expects the corporate rate reduction to have a favorable impact on its effective tax rate beginning in fiscal 2026. However, remeasurement of deferred tax balances and the application of new limitations may result in non-cash tax charges in future periods. The Company will continue evaluating the impact and recognize any required adjustments in the period of enactment.

On August 19, 2025, the Company entered into the August 2025 Amendment Agreement with the Required Holders (as defined in the Series F Certificate of Designations and Series F-1 Certificate of Designations), pursuant to which, the Required Holders agreed to amend (i) the Series F-1 Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F-1 Certificate of Designations with the Secretary of State of the State of Delaware, (ii) the Series F Certificate of Designations, as described below, by filing a Certificate of Amendment to the Series F Certificate of Designations with the Secretary of State of the State of Delaware, and (iii) to amend the term of the Series F Warrants and Series F-1 Warrants such that such warrants have a term expiring on August 15, 2030. In addition, in consideration of the foregoing, the Required Holder is entitled to nominate one director to the board of directors, provided that such nomination shall be approved by the Company’s Nominating and Governance Committee, which approval shall not be unreasonably withheld. The August 2025 Series F Certificate of Amendment amends the Series F Certificate of Designations to (A) (i) extend the maturity date to December 31, 2025, and (ii) modify the schedule of Installment Dates (as defined in the Series F Certificate of Designations), in each case, effective as of June 30, 2025. The August 2025 Series F-1 Certificate of Amendment amends the Series F-1 Certificate of Designations to (A) (i) extend the maturity date to December 31, 2025, and (ii) modify the schedule of Installment Dates (as defined in the Series F Certificate of Designations), in each case, effective as of June 30, 2025.

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